EXHIBIT 23.1 – CONSENT OF ROSENBERG, RICH, BAKER, BERMAN & COMPANY

ROSENBERG, RICH, BAKER, BERMAN
& COMPANY, CPA, PA
380 Foot Hill Road
Post Office Box 6483
Bridgewater, New Jersey 08807

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption Experts and to the use of our report dated March 25, 2004 on the financial statements of American Business Corporation, formerly known as Logistics Management Resources, Inc., that is included in the Form 10-KSB for the year ended December 31, 2003 that is incorporated by reference in this registration statement.

/s/ Rosenberg, Rich Baker Berman
& Company, CPA, PA

Rosenberg, Rich Baker Berman
    & Company, CPA, PA